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                                                                    EXHIBIT 4.27

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                       to

                      WILMINGTON TRUST COMPANY, as Trustee





                             SUPPLEMENTAL INDENTURE

                          Dated as of October 26, 2001







            7.45% Junior Subordinated Deferrable Interest Debentures
                         Series C, Due October 26, 2050


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

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                             SUPPLEMENTAL INDENTURE

            7.45% Junior Subordinated Deferrable Interest Debentures
                         Series C, Due October 26, 2050


         SUPPLEMENTAL INDENTURE, dated as of October 26, 2001, between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the "Trustee").

                                    Recitals
                                    --------

         The Company has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of October 30, 1996 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

         Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

         Section 901(3) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                    ARTICLE 1

                       Relation to Indenture; Definitions

         Section 1.1. This Supplemental Indenture constitutes an integral part of the Indenture.

         Section 1.2.      For all purposes of this Supplemental Indenture:

                  (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Trust Agreement, dated as of October 26, 2001, among the Company, as Depositor,

         Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, as the case may be;

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

                  (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture.


                                    ARTICLE 2

                            The Series of Securities

         Section  2.1.  Title of the  Securities.  There  shall  be a series  of
                        ------------------------
Securities  designated  the  "7.45%  Junior  Subordinated   Deferrable  Interest
Debentures, Series C, due October 26, 2050" (the "Securities").

         Section  2.2.   Limitation  on  Aggregate  Principal  Amount;  Date  of
                         -------------------------------------------------------
Securities. The aggregate principal amount of the Securities shall be limited to
----------
$515,463,925 (and up to an additional $77,319,600 if and to the extent the overallotment option granted by the Trust to the purchasers of the Preferred Securities is exercised); provided, however, that the authorized aggregate
                            --------   -------
principal amount of the Securities may be increased above such amount by a Board Resolution to such effect. Each Security shall be dated the date of its authentication.

         Section  2.3.  Principal  Payment  Date.  The  principal  amount of the
                        ------------------------
Securities Outstanding (together with any accrued and unpaid interest (including any Additional Interest) thereon) shall be payable in a single installment on October 26, 2050.

         Section 2.4.  Interest and Interest Rates. The rate of interest on each
                       ---------------------------
Security shall be 7.45% per annum, accruing from October 26, 2001 and, subject to Section 2.5, interest shall be payable, quarterly in arrears, on January 2, April 1, July 1 and October 1 of each year (each such date, an "Interest Payment Date"), commencing January 2, 2002. The rate of any Additional Interest that shall accrue on each Security shall be at the same rate per annum. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on a Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding

Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor
Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. The interest so payable on any Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Section 2.5.  Extension  of Interest  Payment  Period.  (a) The Company
                       ---------------------------------------
shall have the right, at any time during the term of the Securities, from time to time, to extend the interest payment period on the Securities for up to 20 consecutive quarters with respect to each deferred period (each, an "Extension Period") during which periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the annual rate of 7.45% to the extent permitted by applicable law), provided, however, that
                                                       --------   -------
during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (i) declare or pay any dividends or distributions on, or
                     -
redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or
                                 --
premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Securities or make any guarantee
---- -----
payments   with  respect  to  the   foregoing   (other  than  (A)  dividends  or
                                                               -
distributions  payable solely in common stock of the Company, (B) redemptions or
                                                               -
purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (C) payments under any Hartford Guarantee). Prior to the termination
             -
of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such
                  --------
previous and further extensions of such Extension Period shall not exceed 20 consecutive quarters or extend beyond the Maturity of the Securities. Upon termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The
Company shall give the Holders of the Securities and the Property  Trustee,  the

Administrative Trustees and the Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date
                                                                     -
the  Distributions on the Preferred  Securities are payable or (ii) the date the
                                                                --
Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly give notice of the Company's selection of such Extension Period to the holders of the outstanding Preferred Securities.

         Section  2.6.  Place  of  Payment.  The  Place  of  Payment  where  the
                        ------------------
Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

         Section 2.7. Redemption.  At any time on or after October 26, 2006, the
                      ----------
Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem the Securities in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption, plus 100% of the principal amount thereof.

         At any time prior to October 26, 2006, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem the Securities in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an
                                   -                                       -
amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein).

         "Discounted  Remaining  Payments to Initial  Optional  Prepayment Date"
          ---------------------------------------------------------------------
means an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by the Company pursuant to the terms of the Securities on each Interest Payment Date after the redemption date through and including October 26, 2006, assuming redemption of the Securities on October 26, 2006, discounted to the redemption date at the Treasury Rate.

         The "Treasury Rate" is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect quarterly compounding for United States Treasury securities maturing on October 26, 2006. The Company will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on October 26, 2006 if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature on that date, the Company will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as
                                                   -
possible to, but earlier  than,  October 26, 2006 and (2) the other  maturing as
                                                       -
close as possible to, but later than, October 26, 2006, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

         If a Special Event in respect of Hartford Capital III shall occur and be continuing, the Company may, at its option, redeem the Securities on any Interest Payment Date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         Section 2.8.  Denomination.  The Securities shall be in registered form
                       ------------
without coupons and shall be issuable in denominations of $25 and integral multiples thereof.

         Section 2.9.  Currency.  Principal and interest on the Securities shall
                       --------
be payable in Dollars.

         Section 2.10. Form of Securities. The Securities shall be substantially
                       ------------------
in the form attached as Exhibit A hereto.

         Section 2.11.  Securities Registrar and Paying Agent. The Trustee shall
                        -------------------------------------
initially serve as Securities Registrar and Paying Agent.

         Section 2.12.  Sinking Fund Obligations.  The Company has no obligation
                        ------------------------
to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.


                                    ARTICLE 3

                            Miscellaneous Provisions

         Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
         Section 3.2. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.3. THIS SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.


                                      THE HARTFORD FINANCIAL
                                        SERVICES GROUP, INC.

                                      By:    /s/ DAVID M. JOHNSON
                                         -------------------------------------
                                         Name:  David M. Johnson
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                                      By:    /s/ J. RICHARD GARRETT
                                         -------------------------------------
                                         Name:  J. Richard Garrett
                                         Title: Senior Vice President, Treasurer
[Seal]



Attest:  /s/ LINDA C. SAYLER
        --------------------------
        Name: Linda C. Sayler
        Title: Counsel

                                      WILMINGTON TRUST COMPANY,
                                          as Trustee

                                      By:    /s/ MARY C. ST. AMAND
                                         -------------------------------------
                                         Name: Mary C. St. Amand
                                         Title: Assistant Vice President

[Seal]



Attest:  /s/ MARY KAY PUPILLO
        --------------------------
        Name: Mary Kay Pupillo
        Title: Senior Financial Services Officer

                                                                       Exhibit A
                                                                       ---------

                           [FORM OF FACE OF SECURITY]


         [Unless this Security is presented by an authorized representative of The Depository Trust Company (the "DTC"), a New York corporation, New York, New York to The Hartford Financial Services Group, Inc., or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the DTC and any payment hereon is made to Cede & Co.; or such other entity as is requested by an authorized representative of the DTC, any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the DTC or a nominee of the DTC. This Security is exchangeable for Securities registered in the name of a person other than the DTC or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the DTC to a nominee of the DTC or by a nominee of the DTC to the DTC or another nominee of the DTC) may be registered except in limited circumstances.]



                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

            7.45% Junior Subordinated Deferrable Interest Debentures
                         Series C, Due October 26, 2050


No._______                                                          $__________

         THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which
                                                                 -------
term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ________ , or registered assigns, the principal sum of _________ Dollars on October 26, 2050. The Company further promises to pay interest on said principal sum from October 26, 2002 or from the most recent interest payment date (each such date, an "Interest Payment
                                                                ----------------
Date") on which interest has been paid or duly provided for,  quarterly (subject
----
to deferral as set forth herein) in arrears on January 2, April 1, July 1 and October 1 of each year, commencing January 2, 2002, at the rate of 7.45% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and

(without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.45% per annum, compounded quarterly. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking
    -------------
institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for Hartford Capital III, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), during which periods the Company shall have the
           -----------------
right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law);  provided that during any such Extension Period, the Company will not, and
       --------
will  not  permit  any  Subsidiary  of the  Company  to (i)  declare  or pay any
                                                         -
dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii)
                                                                             --
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt security that rank pari passu with or junior in
                                                    ---- -----
interest to this  Security or make any
guarantee  payments with respect to the  foregoing  (other than (A) dividends or
                                                                 -
distributions  payable solely in common stock of the Company, (B) redemptions or
                                                               -
purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (C) payments under any Hartford Guarantee (as defined in the
              -
Indenture)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension
                                                    --------
Period together with all such previous and further extensions of such Extension Period, shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the
                                          -
Preferred  Securities are payable or (ii) the date the  Administrative  Trustees
                                      --
are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of
                --------   -------
interest may be made (i) by check  mailed to the address of the Person  entitled
                      -
thereto as such address shall appear in the Securities  Register or (ii) by wire
                                                                     --
transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b)
                        -                                                     -
authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c)
                                                                              -
appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      THE HARTFORD FINANCIAL
                                        SERVICES GROUP, INC.

                                      By: ________________________________
                                          [Chairman and Chief Executive Officer,
                                          President or Vice President]
Attest:


________________________________
[Secretary; Corporate Secretary
or Assistant Secretary]

                          [FORM OF REVERSE OF SECURITY]


         This Security is one of a duly authorized issue of securities of the Company, (herein called the "Securities"), issued and to be issued in one or
                                ----------
more series under a Junior Subordinated Indenture, dated as of October 30, 1996 (herein called the "Indenture"), between the Company and Wilmington Trust
                      ---------
Company,  as Trustee  (herein  called the  "Trustee",  which term  includes  any
                                            -------
successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $515,463,925 (and up to an additional $77,319,600 if and to the extent the overallotment option granted by the Trust to the purchasers of the Preferred Securities is exercised).

         All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of October 26, 2001 (the "Trust Agreement"), among The Hartford Financial Services Group, Inc. as
 ----------------
Depositor, and the Trustees named therein, for Hartford Capital III, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         At any time on or after October 26, 2006, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption, plus 100% of the principal amount thereof.

         At any time prior to October 26, 2006, the Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an amount equal to the Discounted Remaining Payments to Initial Optional Prepayment Date (as defined herein).

         "Discounted  Remaining  Payments to Initial  Optional  Prepayment Date"
          ---------------------------------------------------------------------
means an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by the Company pursuant to the terms of the Securities on each Interest Payment Date after the redemption date through and including October 26, 2006, assuming redemption of the Securities on October 26, 2006, discounted to the redemption date at the Treasury Rate.

         The "Treasury Rate" is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect quarterly compounding for United States Treasury securities maturing on October 26, 2006. The Company will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on October 26, 2006 if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature on that date, the Company will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as
                                                     -
possible to, but earlier  than,  October 26, 2006 and (2) the other  maturing as
                                                       -
close as possible to, but later than, October 26, 2006, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

         If a Special Event in respect of Hartford Capital III shall occur and be continuing, the Company may, at its option, redeem this Security on any Interest Payment Date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1107 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.